    As filed with the Securities and Exchange Commission on February 13, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                           ACCELERATED NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                            77-0442752
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)


                                301 SCIENCE DRIVE
                           MOORPARK, CALIFORNIA 93021
               (Address of principal executive offices) (Zip Code)


                           ACCELERATED NETWORKS, INC.
                            2000 STOCK INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                ---------------

                                 SURESH NIHALANI
                             CHIEF EXECUTIVE OFFICER
                           ACCELERATED NETWORKS, INC.
                                301 SCIENCE DRIVE
                           MOORPARK, CALIFORNIA 93021
                     (Name and address of agent for service)
                                 (805) 553-9680
          (Telephone number, including area code, of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                              Proposed Maximum        Proposed Maximum
      Title of Securities                Amount to be        Offering Price per      Aggregate Offering         Amount of
       to be Registered                  Registered(1)            Share(2)                Price(2)          Registration Fee
----------------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
  Common Stock, $0.001 par value           2,519,336            $2.03125                $5,117,401             $1,280

2000 Employee Stock Purchase Plan
  Common Stock, $0.001 par value             503,867            $2.03125                $1,023,480             $  256

Aggregate Registration Fee                 3,023,203                                                           $1,536
============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan or the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on February 12, 2001, as reported by the Nasdaq National Market.

================================================================================

        This Registration Statement on Form S-8 registers the offer and sale of an additional 3,023,203 shares of Common Stock of Accelerated Networks, Inc. (the "Registrant") for issuance under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (together with the 2000 Stock Incentive Plan, the "Plans"). The contents of the prior Registration Statement relating to the Plans, File No. 333-39928, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        Accelerated Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC on November 14, 2000;

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the SEC on August 14, 2000;

        (c) The Registrant's Prospectus on Form 424(b)(1) filed with the SEC on June 23, 2000.

        (d) The Registrant's Registration Statement No. 333-31732 on Form S-1 filed with the Commission on March 3, 2000, as amended on Form S-1/A filed with the Commission on March 28, 2000, April 17, 2000, June 1, 2000, June 21, 2000 and June 22, 2000, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999.

        (e) The Registrant's Registration Statement on Form 8-A12G filed with the SEC on June 1, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

        As of January 31, 2001, Brobeck, Phleger & Harrison LLP and certain entities and individuals affiliated with Brobeck, Phleger & Harrison LLP beneficially owned a total of 50,378 shares of our Common Stock.

Item 8. Exhibits

EXHIBIT
NUMBER                                   EXHIBIT
-------                                  -------

    5          Opinion and Consent of Brobeck, Phleger & Harrison LLP.

   23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

   24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorpark, State of California, on this 13th day of February, 2001.


                                             ACCELERATED NETWORKS, INC.


                                             By /s/ SURESH NIHALANI
                                                --------------------------------
                                                    Suresh Nihalani
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officers and directors of Accelerated Networks, Inc., a Delaware corporation, do hereby constitute and appoint Suresh Nihalani and Frederic T. Boyer, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                                         Date
----------                              -----                                         ----
/s/ SURESH NIHALANI                     Chief Executive Officer and Director          February 13, 2001
------------------------------------    (principal executive officer)
    Suresh Nihalani


/s/ FREDERIC T. BOYER                   Vice President, Finance and Administration,   February 13, 2001
------------------------------------    Chief Financial Officer and Secretary
    Frederic T. Boyer                   (principal financial and accounting officer)


/s/ H. R. JOHNSON                       Director                                      February 13, 2001
------------------------------------
    H. R. Johnson


/s/ STEVEN M. KRAUSZ                    Director                                      February 13, 2001
------------------------------------
    Steven M. Krausz


/s/ ROBERT F. KUHLING, JR.              Director                                      February 13, 2001
------------------------------------
    Robert F. Kuhling, Jr.


/s/ ANTHONY T. MAHER                    Director                                      February 13, 2001
------------------------------------
    Anthony T. Maher


/s/ PETER T. MORRIS                     Director                                      February 13, 2001
-------------------------------------
    Peter T. Morris


/s/ LIP-BU TAN                          Director                                      February 13, 2001
-------------------------------------
    Lip-Bu Tan

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                           ACCELERATED NETWORKS, INC.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

    5          Opinion and Consent of Brobeck, Phleger & Harrison LLP.

   23.1        Consent of PricewaterhouseCoopers LLP, independent accountants.

   23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.

   24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.